Exhibit 99.1

              Cheniere Energy Reports Second Quarter 2006 Results

     HOUSTON--(BUSINESS WIRE)--Aug. 4, 2006--Cheniere Energy, Inc. (AMEX:LNG) reported a net loss of $3.6 million, or $0.07 per basic and diluted share, for the second quarter of 2006, compared to a net loss of $9.7 million, or $0.18 per basic and diluted share, during the corresponding period in 2005. The major factors contributing to the net loss during the second quarter of 2006 were charges for general and administrative expenses of $12.4 million and interest expense of $11.1 million. These were partially offset by interest income of $10.3 million, an income tax benefit of $5.6 million and a $4.5 million credit in LNG receiving terminal and pipeline development expenses from application of Statement of Financial Accounting Standards ("SFAS") No. 71, Accounting for Effects of Certain Types of Regulation whereby $12.3 million of natural gas pipeline development costs previously charged to expense were capitalized as a regulatory asset. Cheniere's net loss for the second quarter of 2006 excluding the $12.3 million expense recapture was $15.9 million or $0.30 per basic and diluted share. Results for the corresponding period in 2005 included LNG receiving terminal and pipeline development expenses of $5.4 million, general and administrative expenses of $5.6 million and interest income of $1.8 million.
     Cheniere's working capital at June 30, 2006 was $756.1 million, compared with $810.1 million at December 31, 2005. The change was primarily the result of working capital used for the construction of Phase 1 of the Sabine Pass LNG receiving terminal and working capital used in operating activities. These uses were partially offset by $149.0 million borrowed under the Sabine Pass Credit Facility.
     For additional information please refer to the Cheniere Energy, Inc. Quarterly Report on Form 10-Q for the period ended June 30, 2006, filed with the Securities and Exchange Commission.

     Cheniere Energy, Inc.

     Cheniere is developing a network of three, 100% owned LNG receiving terminals and related natural gas pipelines along the Gulf Coast of the United States. The three terminals will have an aggregate send-out capacity of 9.9 billion cubic feet per day. Cheniere is pursuing related LNG business opportunities both upstream and downstream of the terminals and developing a business to market LNG and natural gas. Cheniere is also the founder and holds a 30% limited partner interest in a fourth LNG receiving terminal, owns a minority interest in an LNG shipping venture, and engages in oil and gas exploration in the shallow waters of the U.S. Gulf of Mexico.
     Cheniere is based in Houston, Texas, with offices in Johnson Bayou, Louisiana, and Paris, France. Additional information about Cheniere may be found on the company's web site at www.cheniere.com.
     This press release contains certain statements that may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein are "forward-looking statements." Included among "forward-looking statements" are, among other things, (i) statements regarding Cheniere's business strategy, plans and objectives and (ii) statements expressing beliefs and expectations regarding the development of Cheniere's LNG receiving terminal business. Although Cheniere believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere's periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere does not assume a duty to update these forward-looking statements.
     (Financial Table Follows)


                         Cheniere Energy, Inc.
                    Selected Financial Information
                          (in thousands) (1)

                         Three Months Ended      Six Months Ended
                              June 30,               June 30,
                        --------------------   --------------------
                          2006      2005         2006      2005
                        --------- ----------   --------- ----------

                                (as adjusted)(2)      (as adjusted)(2)

Revenues                    $413       $689        $835     $1,425
Operating costs and
 expenses
  LNG receiving terminal
   and pipeline
   development expenses   (4,506)     5,350       3,807     10,775
  Exploration costs          590        560       1,428      1,102
  Oil and gas production
   costs                      55         34         105         89
  Depreciation,
   depletion and
   amortization              579        249       1,185        453
  General and
   administrative
   expenses               12,444      5,600      25,625     10,590
                        --------- ----------   --------- ----------
    Total operating
     costs and expenses    9,162     11,793      32,150     23,009
                        --------- ----------   --------- ----------

Loss from operations      (8,749)   (11,104)    (31,315)   (21,584)

Equity in net loss of
 limited partnership          --       (127)         --       (971)
Derivative gain (loss)       162       (642)        923       (667)
Interest expense         (11,096)        --     (22,234)        --
Interest income           10,335      1,755      19,879      3,573
Other income                 108        426         284        426
Income tax benefit         5,621         --      13,033         --
Minority interest             --         --          --         97
                        --------- ----------   --------- ----------
Net loss                 $(3,619)   $(9,692)   $(19,430)  $(19,126)
                        ========= ==========   ========= ==========

Net loss per common
 share--basic and
 diluted                  $(0.07)    $(0.18)     $(0.36)    $(0.36)
                        ========= ==========   ========= ==========

Weighted average number
 of common shares
 outstanding--basic and
 diluted                  54,369     53,757      54,293     53,063
                        ========= ==========   ========= ==========


                                           June 30,     December 31,
                                             2006           2005
                                        -------------- --------------
                                         (unaudited)   (as adjusted)

Cash and cash equivalents                    $657,608       $692,592
Restricted cash and cash equivalents          136,860        160,885
Restricted certificate of deposit                 688            676
Advances to EPC contractor                         --          8,087
Other current assets                           20,617          9,223
Non-current restricted cash and cash
 equivalents                                   13,744         16,500
Property, plant and equipment, net            469,686        280,106
Debt issuance costs, net                       40,288         43,008
Goodwill                                       76,844         76,844
Other assets                                   33,461          2,226
                                        -------------- --------------
Total assets                               $1,449,796     $1,290,147
                                        ============== ==============

Current liabilities                           $59,690        $61,322
Long-term debt                              1,063,500        917,500
Deferred revenue                               41,000         41,000
Other liabilities                                  59          1,784
Stockholders' equity                          285,547        268,541
                                        -------------- --------------
Total liabilities and stockholders'
 equity                                    $1,449,796     $1,290,147
                                        ============== ==============

(1) Please refer to Cheniere Energy, Inc. Quarterly Report on Form 10-Q for the period ended June 30, 2006, filed with the Securities and Exchange Commission.

(2) Effective January 1, 2006, Cheniere converted from the full cost method of accounting to the successful efforts method of accounting for its investment in oil and gas properties. The change in accounting methods constitutes a "Change in Accounting Principle," requiring that all prior period financial statements be adjusted to reflect the results and balances that would have been reported had the company been following the successful efforts method of accounting from its inception. The cumulative effect of the change in accounting method as of December 31, 2005 was to reduce the balance of our net investment in oil and gas properties and retained earnings by $18.0 million. The change in accounting methods resulted in a decrease in the net loss of $145,000 and an increase in the net loss of $73,000 for the three and six months ended June 30, 2005, respectively, and had no significant impact on earnings per share (basic and diluted) for these respective periods. The change in method of accounting has no impact on cash or working capital.


     CONTACT: Cheniere Energy, Inc., Houston
              David Castaneda, 713-265-0202
              or
              Christina Cavarretta, 713-265-0208